Exhibit 10(tt)

EXECUTION COPY

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of October 10, 2007, among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”) each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, US Holdings, the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, US Holdings and the Company are party to the Credit Agreement, dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among US Holdings, the Company, the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent and the other agents and entities party thereto;

WHEREAS, the Pledgors are party to the Security Agreement, dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and Posting Advances to the Company and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of Parent and its Subsidiaries (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein, and (b) one or more Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements, Secured Hedging Agreements and/or Secured Commodity Hedging Agreements;

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), each Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Subsidiary Pledgor is a direct or indirect wholly-owned Domestic Subsidiary of the Company;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary directly held by any Pledgor in the future (the “After-acquired Shares”), in each case subject to the terms herein, referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness described in Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Pledged Debt”);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) “Proceeds” and any other term used herein without definition that is defined in the UCC has the meaning given to it in the UCC.

(c) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(d) As used herein, the term “Required Secured Parties” shall have the meaning provided to it in the Intercreditor Agreement.

(e) As used herein, the term “Secured Obligations” shall have the meaning provided to it in the Intercreditor Agreement.

(f) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(g) References to “Lenders” in this Pledge Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

(h) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(i) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

Notwithstanding the foregoing, the Collateral for the Obligations shall not include (i) any Excluded Stock and Stock Equivalents or any Excluded Property (as defined in the Security Agreement) and (ii) property or assets to the extent the grant of a Lien therein is prohibited by any contract, agreement, instrument or indenture governing such property or asset without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clause (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clause (ii) above).

3. Security for the Obligations. This Pledge Agreement secures the payment of all the Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to the Secured Parties under the Credit Documents, Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a notice to the Collateral Agent describing the securities theretofore and then being pledged hereunder.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and any non-consensual Permitted Liens arising by operation of law.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC) and, (i) in the case of certificated securities, upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) In the event that any Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will comply with Section 9.12 of the Credit Agreement.

(c) In the event that any Equity Interests in any Foreign Subsidiary pledged hereunder are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person, unless the Equity Interests in such Foreign Subsidiary become represented by a certificate which is delivered to the Collateral Agent.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and (as applicable) shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor (as applicable) and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Secured Parties, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) and each Pledgor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Pledge Agreement; provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Pledge Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any other Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Permitted Liens and the Liens created by this Pledge Agreement), however arising, and any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 4.1 of the Intercreditor Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith, the Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement, Secured Hedging Agreement and Secured Commodity Hedging Agreement, the Cash Management Bank or Hedge Bank party thereto) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any Pledgor or any other Person or any release of the Company or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns until all Secured Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully Cash Collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer), notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement the Credit Parties may be free from any Obligations.

(b) A Pledgor shall automatically be released from its obligations hereunder and Security Interest in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Pledgor ceases to be a Guarantor.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Collateral Agent as Agent. Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Agreement rather than to the Security Agreement).

22. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent, except pursuant to transactions expressly permitted by the Credit Agreement.

24. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

25. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages.

26. Acknowledgments. Each party hereto hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(ii) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

27. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

28. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges (i) the legal separateness of the Company and the Pledgors from Oncor Holdings and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its

Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Holdings and its Subsidiaries) from the Company and the Grantors, (iii) that Oncor Holdings and its Subsidiaries have assets and liabilities that are separate from those of TXU Corp. and its other Subsidiaries, (iv) that the Obligations owing under the Credit Documents are obligations and liabilities of the Company and the Pledgors only, and are not the obligations or liabilities of Oncor Holdings or any of its Subsidiaries, (v) that the Secured Parties shall look solely to the Company, the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement and for satisfaction of any other Obligations owing to the Secured Parties under the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement, and (vi) that none of Oncor Holdings or its Subsidiaries shall be personally liable to the Secured Parties for any amounts payable, or any other liability, under the Credit Documents or any Secured Cash Management Agreement, Secured Hedging Agreement or Secured Commodity Hedging Agreement.

(b) The Collateral Agent, on behalf of itself and the Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor, or any of their Subsidiaries, or against any of Oncor Holdings’s, Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges and agrees that each of Oncor Holdings, Oncor, and their Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

29. Intercreditor Agreement. Notwithstanding any provision to the contrary in this Pledge Agreement, this Pledge Agreement is subject to the provisions of the Intercreditor Agreement, which provisions shall supercede and control any conflicting provisions in this Pledge Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Authorized Signatory

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Authorized Signatory

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT MINING SERVICES COMPANY

LUMINANT POWER SERVICES COMPANY

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAG GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC

OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU CHILLED WATER SOLUTIONS COMPANY

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY RETAIL MANAGEMENT COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU ENERGY TRADING (CALIFORNIA) COMPANY

TXU ET SERVICES COMPANY

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

TXU SESCO COMPANY LLC

TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Authorized Signatory

[Signature Page – Pledge Agreement]

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Authorized Signatory

CITIBANK, N.A., as Collateral Agent

By:	/s/ Aaron Dannenberg
	Name:	Aaron Dannenberg
	Title:	Vice-President

Schedule 1

Equity Interests and Indebtedness

(A) Pledged Shares

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

Texas Competitive Electric Holdings Company LLC	Energy Future Competitive Holdings Company		Membership 100%	NONE

TCEH Finance, Inc.	Texas Competitive Electric Holdings Company LLC		300 Shares of Stock (100% of Issued and Outstanding Stock)	NONE	3,000 shares	300 shares

Generation MT Company LLC	Texas Competitive Electric Holdings Company LLC		Membership 100%	NONE

Luminant Holding Company LLC	Texas Competitive Electric Holdings Company LLC		Membership 100%	3	1,000 shares	1,000 shares

Luminant Energy Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Schedule 1 to Pledge Agreement

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

TXU ET Services Company	Luminant Energy Company LLC		Stock 100% of 1,000 shares	2	1,000,000	1,000

TXU Energy Trading (California) Company	Luminant Energy Company LLC		Stock 100%	3	1,000	10

TXU Energy Trading Canada Limited	Luminant Energy Company LLC		Voting Stock 65% Non-voting Stock 100%	4	1,000,000	1,000

Generation SVC Company	Luminant Holding Company LLC		Stock 100%	2	1,000,000	1,000

Luminant Energy Services Company	Luminant Holding Company LLC		Stock 100%	3	1,000	1,000

Luminant Power Services Company	Luminant Holding Company LLC		Stock 100%	3	1,000	1,000

Luminant Mining Services Company	Luminant Holding Company LLC		Stock 100%	3	1,000	1,000

Collin Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Schedule 1 to Pledge Agreement

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

Valley Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

NCA Resources Development Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Luminant Mineral Development Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Sandow Power Company LLC	Luminant Holding Company		Membership 100%	NONE

Tradinghouse 3 & 4 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Big Brown Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Luminant Generation Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Valley NG Power Company LLC	Luminant Generation Company LLC		Membership 100%	NONE

Schedule 1 to Pledge Agreement

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

Luminant Renewables Company LLC	Luminant Generation Company LLC		Membership 100%	NONE

Wichita/Victory Ave., LLC	Luminant Holding Company LLC		Membership 100%	NONE

Monticello 4 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Big Brown Lignite Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Big Brown 3 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Luminant Mining Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Martin Lake 4 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Luminant Big Brown Mining Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Schedule 1 to Pledge Agreement

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

Lake Creek 3 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

DeCordova Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Morgan Creek 7 Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Tradinghouse Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Oak Grove Management Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Oak Grove Power Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

Oak Grove Mining Company LLC	Luminant Holding Company LLC		Membership 100%	NONE

TXU Energy Retail Company LLC	Texas Competitive Electric Holdings Company LLC		Membership 100%	NONE

Schedule 1 to Pledge Agreement

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Intersts	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)

TXU SESCO Company LLC	TXU Energy Retail Company LLC		Membership 100%	NONE

TXU SESCO Energy Services Company	TXU SESCO Company LLC		Stock 100% of 1,000 shares	1	1,000,000	1,000

TXU Energy Retail Management Company LLC	TXU Energy Retail Company LLC		Membership 100%	NONE

TXU Retail Services Company	TXU Energy Retail Company LLC		Stock 100% of 1,000	2	1,000	1,000

TXU Energy Solutions Company LLC	TXU Energy Retail Company LLC		Membership 100%	NONE

TXU Chilled Water Solutions Company	TXU Energy Solutions Company LLC		Stock 100% of 1,000	2	1,000,000	1,000

TXU SEM Company	TXU Energy Solutions Company LLC		Stock 100% of 1,000,000	5	1,000,100	1,000,000

Schedule 1 to Pledge Agreement

(B) Pledged Debt

Debtor	Creditor	Evidence of Indebtedness (e.g., promissory note)	Principal Amount	Date of Issuance	Maturity Date
TXU Receivables Company	TXU Energy Retail Company LLC Holdings LLC	Subordinated Note[1]	$251,571,484.52	8/4/2003	6/2008
TXU Corp.	TXU US Holdings Company (name changed to Energy Future Competitive Holdings Company)[2]	Promissory Note	$1,500,000,000.00	12/22/05	On demand

[1]	Monthly scheduled note; balance as of 6/30/07

[2]	Assigned to Texas Competitive Electric Holdings Company LLC by Acknowledgement and Assignment Agreement on even date therewith

Schedule 1 to Pledge Agreement

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] to the PLEDGE AGREEMENT dated as of October 10, 2007, among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, US Holdings and the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

A. Reference is made to the Credit Agreement, dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among US Holdings, the Company, the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent and the other agents and entities party thereto, and the Guarantee dated as of October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Company, the Guarantors party thereto and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements.

D. The undersigned Guarantors (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary held directly by any Additional Pledgor in the future (the “After-acquired Additional Pledged Shares”), and in each case to the extent such Equity Interests are not subject to the last sentence of Section 2 of the Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Additional Pledged Debt”).

E. Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt

[and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature below hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]3

[3]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Permitted Liens and the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, (i) in the case of certificated securities, upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected lien and security interest in the Additional Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE PLEDGE AGREEMENT

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as
Additional Pledgor

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title: